EXHIBIT 3(i).1

                            ARTICLES OF INCORPORATION
                                       OF
                     AQUACULTURE RESOURCES MANAGEMENT, INC.


               The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                       ARTICLE I. NAME

               The name of the corporation shall be: Aquaculture Resources Management, Inc. The principal place of business of this corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480.

                                ARTICLE II. NATURE OF BUSINESS

               This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                                  ARTICLE III. CAPITAL STOCK

               The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000,000 shares of common stock having $.0001 par value per share and 10,000,000 shares of preferred stock.

                                     ARTICLE IV. ADDRESS

               The street address of the initial registered office of the corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480, and the name of the registered agent of the corporation at that address is Donald F. Mintmire.

                                 ARTICLE V. TERM OF EXISTENCE

               This corporation is to exist perpetually.

                                    ARTICLE VI. DIRECTORS

               This corporation shall have no Directors, initially. The affairs of the Corporation will be managed by the shareholders until such time Directors are designated as provided by the Bylaws.

                                  ARTICLE VII. INCORPORATOR


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               The name and street address of the incorporator to these Articles of Incorporation is:

               Donald F. Mintmire, Esq.
               Mintmire & Associates
               265 Sunrise Avenue
               Suite 204
               Palm Beach, Florida 33480.

                                 ARTICLE VIII.  EFFECTIVE DATE

               The corporation shall commence its existence on April 15, 1997.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 16th day of April, 1997.


                         /s/ Donald F. Mintmire
                         -------------------------
                          Donald F. Mintmire



STATE OF FLORIDA         )
                         ) SS:
COUNTY OF PALM BEACH     )

               The foregoing instrument was acknowledged before me this 16th day of April, 1997 by Donald F. Mintmire, who is personally known to me and who (did/did not) take an oath.


                        /s/ Lisa R. Coppa
                         --------------------
                         Notary Public




               Donald F. Mintmire, having been designated to act as Registered Agent, hereby agrees to act in this capacity.


                         /s/ Donald F. Mintmire
                         -------------------------
                          Donald F. Mintmire